UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (date of earliest event reported): May 3, 2013

                                DNA BRANDS, INC.
             (Exact name of registrant as specified in its charter)

     Colorado                          000-53086                 26-0394476
(State or other jurisdiction     (Commission File No.)       (IRS Employer
of incorporation)                                            Identification No.)

                              506 N.W. 77th Street
                           Boca Raton, Florida, 33487
                  --------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (954) 978-8401


                                       N/A
                   -----------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities

     On May 3, 2013 the Company:

     o issued 150,000 shares of its Series C Preferred Stock to Darren Marks, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Marks; and

     o issued 150,000 shares of its Series C Preferred Stock to Mel Leiner, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Leiner.

     The holders of the Series C Preferred shares, in preference to the holders of the Company's common stock, are entitled to receive, when, as and if declared by the Company's directors, annual dividends commencing on December 31, 2013 at the rate of $0.01 per share. Dividends which are not declared will not accrue. Dividends not declared will not cumulate. Accrued but unpaid dividends will not bear interest.

     Upon any liquidation, dissolution or winding up of the Company, no distribution will be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred shares unless the holders of the Series C Preferred shares have received $0.67 per share, plus an amount equal to declared and unpaid dividends and distributions to the date of payment. Each Series C Preferred share entitles the holder to 300 votes on all matters submitted to a vote of the Company's shareholders.

     The shares of the Series C Preferred Stock described above were not registered under the Securities Act of 1933 and are restricted securities. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the issuance of these shares. The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired these shares acquired them for their own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the issuance of these shares.


Item 9.01. Financial Statements and Exhibits

Exhibit
Number      Description

   3.5      Designation of Series C Preferred Stock

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 3, 2013

                                     DNA BRANDS, INC.


                                     By: /s/ Darren M. Marks
                                         ----------------------------
                                          Darren M. Marks, President










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